Exhibit 99.1
Exhibit 99.1

Forward Looking Statements The following information may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's current expectations and beliefs, as well as a number of assumptions concerning future events. These statements are subject to risks, uncertainties, assumptions and other important factors. You are cautioned not to put undue reliance on such forward-looking statements because actual results may vary materially from those expressed or implied. The Company assumes no obligation to, and expressly disclaims any obligation to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In accordance with company policy, we will not be providing sales or EBITDA guidance. In addition, we will not be affirming or updating any previous sales or EBITDA guidance.

Associated Materials Overview Associated Materials is a leading, vertically integrated manufacturer and distributor of exterior residential building products The Company's core products include vinyl windows, vinyl siding, and aluminum and steel siding and accessories, as well as vinyl fencing and railing Approximately 60% of products sold to home repair and remodeling contractors Products marketed on wholesale basis to approximately 50,000 independent contractors through a network of 127 supply centers and approximately 250 independent distributors across the US and Canada

Associated Materials Overview - Sales by Product Installed Services Fence & Rail Vinyl Windows Vinyl Siding Metal Products Third Party Manufactured Products 0.05 0.02 0.32 0.28 0.18 0.15 Sales by Product Note: Data in chart is based on 2005 full year financial data.

Associated Materials Overview - Sales by Product Vinyl Windows (32%) Major growth opportunities Small market share in a large fragmented market Ability to supply with current manufacturing operations Vinyl Siding (28%) Taking market share in down market Focus on leveraging two brands Outside Purchased Products (15%) Major growth area Good margins Filling the portfolio for Supply Centers Installed Services (5%) Major market opportunity Must roll-out slowly Major strategic opportunity

Associated Materials Overview - Sales by Market Segment Sales by Market Segment Note: Data in chart is based on 2005 full year financial data.

Associated Materials Overview - Sales by Channel Sales by Channel US Supply Centers Canadian Supply Centers US Independent Distribution 650.2 176.6 346.8 Note: Data in chart is based on 2005 full year financial data.

Supply Centers Overview The Company's 127 supply centers are an important competitive advantage Broad geographic footprint Higher customer service levels Direct access to over 50,000 professional contractors "One-stop shopping" proposition Comprehensive marketing support to installers

Supply Center Sales by Geographic Region Northeast Atlantic Coast Midwest Central Western Mountain Canada 0.14 0.22 0.19 0.14 0.06 0.03 0.22 Note: Data in chart is based on 2005 full year financial data.

Associated Materials Overview - Sales by Channel US Supply Centers Ample opportunity to expand centers Opportunity to streamline, consolidate operations Strategic importance Canadian Supply Centers Consolidated leadership with US operations Opportunity to expand outside purchased products Windows

Associated Materials Overview - Sales by Channel Independent Distribution Great growth prospects Highly profitable channel Currently reviewing organization

Manufacturing Operations Burlington, Ontario Woodbridge, NJ Pointe Claire, Quebec Lambeth , Ontario Kinston, NC West Salem, OH Akron, OH Cedar Rapids, IA Ennis, TX Bothell, WA Alside Plants Gentek Plants Yuma, AZ

Organizational Focus Lean manufacturing in plants Purchasing focus Logistics Service and quality focus Align pay with growth and reduction of cost structure

Business Strategy Capitalize on the advantages of having a US (103) and Canadian (24) distribution network Increase sales at existing supply centers Selective addition of supply centers Increase focus on distribution of third party manufactured products and Gentek metals products Continue rapid growth of installed sales Increase share by strengthening independent distribution and direct channels Focus on Revere(r) / Gentek(r) brands Continue to aggressively grow direct window business Lead industry in product innovation with a broad range of products and brands Operational excellence

Financial Performance 2000-2006 Net Sales Adjusted EBITDA Note: 1 2006 amounts TTM through Q3 2006 Note: See Supplemental Information for computation of Non-GAAP financial information (Adjusted EBITDA)

2006 September Q3 and Year-to-Date Results Note: See Supplemental Information for computation of Non-GAAP financial information (Adjusted EBITDA)

Q3 Recap Sales growth rates slowed from earlier in the year Siding Windows June YTD units 1% 14% Q3 units (10%) 8% Macros continued to deteriorate

Our Approach through a Slowdown - 2007 Objectives Aggressively reduce manufacturing costs Position company as low cost producer Continue to improve breakeven point through overhead reductions Position company from commercial perspective to take maximum advantage of growth opportunities

Supplemental Information Computation of Non-GAAP Financial Information EBITDA and Adjusted EBITDA FY 2005 and 2004 - full year FY 2006 and 2005 - Q3 FY 2006 and 2005 - Q3 year-to-date Sales, EBITDA and Adjusted EBITDA FY 2006 - trailing twelve months ended Q3 2006 EBITDA and Adjusted EBITDA - Alside only for FY 2000 through FY 2003 Pro forma 2003 (with Gentek for full year)

Supplemental Information Reconciliation of AMI's Net Income (Loss) to EBITDA and Adjusted EBITDA Full Year 2005 and 2004 / Q3 and Year-To-Date Q3 2006 and 2005 EBITDA is calculated as net income plus interest, taxes, depreciation and amortization. Adjusted EBITDA excludes certain items. The Company considers adjusted EBITDA to be an important indicator of its operational strength and performance of its business. The Company has included adjusted EBITDA because it is a key financial measure used by management to (i) assess the Company's ability to service its debt and / or incur debt and meet the Company's capital expenditure requirements; (ii) internally measure the Company's operating performance; and (iii) determine the Company's incentive compensation programs. In addition, the Company's credit facility has certain covenants that use ratios utilizing this measure of adjusted EBITDA. EBITDA and adjusted EBITDA have not been prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). Adjusted EBITDA as presented by the Company may not be comparable to similarly titled measures reported by other companies. Such supplementary adjustments to EBITDA may not be in accordance with current SEC practices or the rules and regulations adopted by the SEC that apply to periodic reports filed under the Securities Exchange Act of 1934. Accordingly, the SEC may require that adjusted EBITDA be presented differently in filings made with the SEC than as presented in this presentation, or not be presented at all. EBITDA and adjusted EBITDA are not measures determined in accordance with GAAP and should not be considered as alternatives to, or more meaningful than, net income (as determined in accordance with GAAP) as a measure of the Company's operating results or cash flows from operations (as determined in accordance with GAAP) as a measure of the Company's liquidity. For additional explanations of the adjustments reconciling EBITDA to Adjusted EBITDA, please refer to the Company's filings with the SEC on Form 10-Q and Form 10-K.

Supplemental Information Trailing Twelve Months Q3 2006 - Sales and Net Income to EBITDA and Adjusted EBITDA Reconciliation

Supplemental Information Reconciliation of Alside's Net Income to EBITDA and Adjusted EBITDA

Supplemental Information Unaudited Pro Forma Condensed Consolidated Statements of Operations for the Year Ended January 3, 2004